Exhibit 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our estimates of reserves included in Brigham Exploration Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Cawley, Gillespie & Associates, Inc.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas
May 31, 2000